  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 1998

                                                     REGISTRATION NO. 333-46229

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         IPC INFORMATION SYSTEMS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------
              DELAWARE                                 58-1636502
   (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYERIDENTIFICATION
   INCORPORATION OR ORGANIZATION)                        NUMBER)
                         WALL STREET PLAZA, 15TH FLOOR
                                88 PINE STREET
                           NEW YORK, NEW YORK 10005
                                (212) 825-9060
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DANIEL UTEVSKY
                      VICE PRESIDENT AND GENERAL COUNSEL
                         IPC INFORMATION SYSTEMS, INC.
                                88 PINE STREET
                           NEW YORK, NEW YORK 10005
                                (212) 825-9060
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:

    THOMAS N. TALLEY             DAVID P. BLEA            JERRY V. ELLIOTT
 THACHER PROFFITT & WOOD    MORGAN, LEWIS & BOCKIUS      JAMES S. SCOTT, SR.
 TWO WORLD TRADE CENTER               LLP                SHEARMAN & STERLING
NEW YORK, NEW YORK 10048        101 PARK AVENUE         599 LEXINGTON AVENUE
     (212) 912-7400        NEW YORK, NEW YORK 10178   NEW YORK, NEW YORK 10022
                                (212) 309-6000             (212) 848-4000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                              PROPOSED       PROPOSED
                                AMOUNT        MAXIMUM        MAXIMUM
         TITLE OF                TO BE       AGGREGATE      AGGREGATE       AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED(1) PRICE PER NOTE OFFERING PRICE REGISTRATION FEE
-----------------------------------------------------------------------------------------
 Senior Discount Notes
  Due 2008..............     $180,000,000       N/A        $180,000,000     $53,100(2)

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(1)  Represents the original issue price of the Senior Discount Notes.
(2) $46,315 of which has been previously paid in connection with the initial filing of the Registration Statement on February 13, 1998.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses to be borne by IPC in connection with the offering described in this Registration Statement. All of such amounts are estimated except for the SEC Registration Fee.

      SEC Registration Fee............................................ $ 46,315
      Printing and Engraving Costs....................................  125,000
      Legal Fees and Expenses.........................................  275,000
      Accounting Fees and Expenses....................................  125,000
      Miscellaneous...................................................   40,685
                                                                       --------
          Total.......................................................  612,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person, and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

  Section 6 of the Registrant's Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by DGCL. Article IX of the Registrant's Amended Bylaws requires the Registrant, among other things, to indemnify to the fullest extent permitted by DGCL, any person who is or was or has agreed to become a director or officer of the Registrant, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Registrant, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Registrant.

  Article IX also empowers the Registrant to purchase and maintain insurance to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Registrant would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Restated Certificate of Incorporation or Bylaws. The Registrant is also authorized by its Amended Bylaws to enter into individual indemnification contracts with directors and officers. The Registrant has obtained insurance policies under which the Registrant's directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of certain actions, suits or proceedings, and certain liabilities which might be imposed as a result of certain actions suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

  The Registrant has also entered into employment agreements with certain executive officers, which agreements require that the Registrant maintain a directors' and officers' liability policy for the benefit of such officers and that the Registrant will indemnify such officers to the fullest extent permitted by law.

  In addition, pursuant to the Merger Agreement, the Registrant has agreed for a period of six years following the effective time of the Merger to indemnify present and former directors and officers of the Registrant and its subsidiaries with respect to acts or omissions occurring prior to the effective time of the Merger to the maximum extent permitted under the Registrant's Certificate of Incorporation and Bylaws. The Registrant has also agreed in the Merger Agreement to maintain for a period of six years following the effective time of the Merger the directors' and officers' liability insurance coverage maintained by the Registrant (or substantially equivalent coverage under substitute policies) with respect to any claims arising out of any actions or omissions occurring prior to the effective time of the Merger.

ITEM 16. EXHIBITS

   EXHIBIT
   NUMBER                              DESCRIPTION
   -------                             -----------
    1      Form of Underwriting Agreement.*
    2.1    Agreement and Plan of Merger, dated December 18, 1997, by and between Arizona Acquisition Corp. and IPC Information Systems, Inc.
           (Incorporated by reference to Registration Statement on Form S-4 dated April 10, 1998).
    2.2    Stockholders Agreement (Incorporated by reference to Current Report on Form 8-K dated December 18, 1997).
    4.1    Form of Indenture between IPC Information Systems, Inc. and U.S.
           Trust Company of New York, as Trustee.*
    4.2    Form of Senior Discount Note. (included in Exhibit 4.1).*
    5      Opinion of Thacher Proffitt & Wood regarding the legality of the securities being registered.*
   10      Form of Credit Agreement between IPC Information Systems, Inc. and
           Morgan Stanley Senior Funding, Inc.*
   12      Computation of Ratio of Earnings to Fixed Charges.*
   23.1    Consent of Coopers & Lybrand L.L.P.*
   23.2    Consent of Thacher Proffitt & Wood (included as part of its opinion filed as Exhibit 5 hereto).*
   24      Powers of Attorney (included on page II-4 of original Filing).
   25      Form T-1 Statement of Eligibility under the Trust Indenture Act of
           1939 of U.S. Trust Company of New York, as Trustee.*

  --------

   * Filed herewith.

ITEM 17. UNDERTAKINGS

  The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that the claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE
   DAY OF APRIL, 1998.

                                          IPC Information Systems, Inc.

                                                    /s/ S. Terry Clontz
                                          By __________________________________
                                                      S. TERRY CLONTZ
                                            President, Chief Executive Officer
                                                       and Director

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                NAME                           TITLE                 DATE

                  *                    Chairman and             April   , 1998
-------------------------------------   Director
       RICHARD P. KLEINKNECHT

                  *                    President, Chief         April   , 1998
-------------------------------------   Executive Officer
           S. TERRY CLONTZ              and Director
                                        (Principal
                                        Executive Officer)

                  *                    Chief Financial          April   , 1998
-------------------------------------   Officer (Principal
           BRIAN L. REACH               Financial Officer
                                        and Principal
                                        Accounting Officer)

                  *                    Vice Chairman and        April   , 1998
-------------------------------------   Director

          PETER KLEINKNECHT
                  *                    Director                 April   , 1998
-------------------------------------
         ROBERT J. MCINERNEY

                  *                    Director                 April   , 1998
-------------------------------------
         THEODORE J. JOHNSON

                  *                    Director                 April   , 1998
-------------------------------------

           PETER M. STEIN
         /s/ Daniel Utevsky                                     April   , 1998
*By _________________________________
           DANIEL UTEVSKY
          ATTORNEY-IN-FACT

                                                 REGISTRATION NO. 333-46229

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                    SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C. 20549

                               ----------------

                                 EXHIBITS

                                FILED WITH

                              AMENDMENT NO. 2

                                    TO

                                 FORM S-3

                          REGISTRATION STATEMENT

                                   UNDER

                        THE SECURITIES ACT OF 1933

                               ----------------

                       IPC INFORMATION SYSTEMS, INC.

          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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



                               EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  1      Form of Underwriting Agreement.*
  2.1    Agreement and Plan of Merger, dated December 18, 1997, by and between
         Arizona Acquisition Corp. and IPC Information Systems, Inc.
         (Incorporated by reference to Registration Statement on Form S-4 dated
         April 10, 1998).
  2.2    Stockholders Agreement (Incorporated by reference to Current Report on
         Form 8-K dated December 18, 1997).
  4.1    Form of Indenture between IPC Information Systems, Inc. and U.S. Trust
         Company of New York, as Trustee.*
  4.2    Form of Senior Discount Note (included in Exhibit 4.1).*
         Opinion of Thacher, Proffitt & Wood regarding the legality of the
  5      securities being registered.*
 10      Form of Credit Agreement between IPC Information Systems, Inc. and
         Morgan Stanley Senior Funding, Inc.*
 12      Computation of Ratio of Earnings to Fixed Charges.*
 23.1    Consent of Coopers & Lybrand L.L.P.*
         Consent of Thacher, Proffitt & Wood (included as part of its opinion
 23.2    filed as Exhibit 5 hereto).*
 24      Powers of Attorney (included on page II-4 of original Filing).
 25.1    Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of U.S. Trust Company of New York, as Trustee.*

--------

 *  Filed herewith.